Exhibit 8.1

555 Eleventh Street, N.W., Suite 1000 Washington, D.C. 20004-1304 Tel: +1.202.637.2200 Fax: +1.202.637.2201 www.lw.com

FIRM / AFFILIATE OFFICES
September 3, 2025	Austin Beijing Boston Brussels Chicago Dubai Düsseldorf Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid	Milan Munich New York Orange County Paris Riyadh San Diego San Francisco Seoul Silicon Valley Singapore Tel Aviv Tokyo Washington, D.C.

GSR III Acquisition Corp.

5900 Balcones Drive, Suite 100

Austin, Texas 78731

Re: Business Combination Agreement, dated as of April 21, 2025

To the addressee listed above:

We have acted as United States special tax counsel to GSR III Acquisition Corp., a Cayman Islands exempted company (“GSR III”), in connection with the Business Combination Agreement, dated as of April 21, 2025 (the “Agreement”), among GSR III, Terra Innovatum s.r.l., an Italian limited liability company (Italian Società a responsabilità limitata) (“Terra OpCo”), and such other parties that have signed joinders to the Agreement in accordance with its terms, including, but not limited to, Terra Innovatum Global S.r.l., an Italian limited liability company (Italian Società a responsabilità limitata) (“New TopCo”), which will convert to Terra Innovatum Global, N.V., a Dutch public limited liability company (naamloze vennootschap) (“PubCo”) and a Cayman Islands company and a wholly owned subsidiary of PubCo (“Terra MergerCo” together with Terra OpCo, New TopCo and PubCo, the “Terra Entities”), pursuant to which (i) Terra OpCo Quotaholders will contribute 100% of their respective quotas in the capital of Terra OpCo to New TopCo in exchange for New TopCo shares and as a result, Terra OpCo will become a wholly owned subsidiary of New TopCo; (ii) New TopCo will be subsequently cross-border converted into PubCo and (iii) Terra MergerCo will subsequently merge with and into GSR III, with GSR III as the surviving entity continuing as a wholly owned subsidiary of PubCo. This opinion is being delivered in connection with, and as of the date of the declaration of the effectiveness by the Securities and Exchange Commission (the “Commission”) of, the information statement/prospectus included in the registration statement on Form S-4 (the “Registration Statement”) filed by GSR III with the Commission. Capitalized terms not defined herein have the meanings specified in the Agreement or the Registration Statement, as applicable, unless otherwise indicated.

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations and warranties contained in (i) the Agreement (including any Exhibits and Schedules thereto), (ii) the Registration Statement, (iii) the tax representation letter of the Terra Entities and of GSR III, delivered to us for purposes of this opinion (the “Officer’s Certificates”) and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

September 3, 2025

In addition, we have assumed, with your consent, that:

1.	Original documents (including signatures) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective time of the Transactions (the “Effective Time”)) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

2.	The Transactions will be consummated in the manner contemplated by, and in accordance with the provisions of, the Agreement and the Registration Statement;

3.	All factual statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct in all respects and will remain true, complete and correct in all respects up to and including the Effective Time, and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions or representations or which make any such factual statements, descriptions or representations untrue, incomplete or incorrect at the Effective Time;

4.	Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified or that are based on any person’s “belief,” “expectation” or similar qualification are true, complete and correct in all respects and will continue to be true, complete and correct in all respects at all times up to and including the Effective Time, in each case without such qualification;

5.	The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Agreement and the Registration Statement; and

6.	There will be no change in applicable U.S. federal income tax law from the date hereof through the Effective Time.

Based upon the foregoing and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, it is our opinion that, for U.S. federal income tax purposes, the Merger taken together with other relevant transactions (including any Transaction Financing that is an equity financing) should qualify as an exchange described in Section 351 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”); however, there is some uncertainty regarding whether the Transactions will qualify for such treatment because there is no authority directly addressing a transaction involving the same facts as the Transactions.

September 3, 2025

In addition to the matters set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

1.	This opinion represents our best judgment regarding the application of U.S. federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures, but does not address all of the U.S. federal income tax consequences of the Transactions. We express no opinion as to U.S. federal, state, local, foreign or other tax consequences, other than as set forth herein. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the U.S. federal income tax laws.

2.	No opinion is expressed as to (i) any transaction other than Merger as described in the Agreement, the Registration Statement and the Officer’s Certificates or (ii) any transactions whatsoever, including the Merger, if, to the extent relevant to our opinion, either all the transactions described in the Agreement are not consummated in accordance with the terms of the Agreement and without waiver or breach of any provisions thereof or all of the factual statements, representations, warranties and assumptions upon which we have relied are not true and accurate at all relevant times.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those on which we have relied in connection with this opinion may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transactions described herein upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever. This opinion may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

This opinion is rendered in connection with the filing of the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name therein under the captions “Material U.S. Federal Income Tax Considerations — Tax Considerations for U.S. holders — The Business Combination” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Latham & Watkins LLP